UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 31, 2017

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address of principal executive offices, including zip code)

(888) 762-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In its Annual Report on Form 10-K (2016 Form 10-K) for the year ended December 31, 2016, The PNC Financial Services Group, Inc. (the “Corporation”) reported its financial results through six business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group, Residential Mortgage Banking, BlackRock and Non-Strategic Assets Portfolio.

Effective for the first quarter of 2017, as a result of changes to how the Corporation manages its businesses, it realigned its segments and, accordingly, has changed the basis of presentation of its segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock.

The changes in business segment presentation resulting from the realignment included the following:

•	The Residential Mortgage Banking segment was combined into Retail Banking as a result of the Corporation’s strategic initiative to transform the home lending process by integrating mortgage and home equity lending to enhance product capability and speed of delivery for a better customer experience and to improve efficiency. In conjunction with this shift, residential mortgages previously reported within the “Other” category were also moved to Retail Banking.

•	The Non-Strategic Assets Portfolio segment was eliminated, reflecting the cumulative liquidation of the acquired portfolios previously reported in that segment. The segment’s consumer assets were moved to the “Other” category as they are discontinued portfolios, while its commercial assets were transferred to Corporate & Institutional Banking in order to continue the relationships with those customers.

•	A portion of business banking clients was moved from Retail Banking to Corporate & Institutional Banking to facilitate enhanced product offerings to meet the financial needs of business banking clients.

In addition, the Corporation made certain adjustments to its internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits. This change in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in the “Other” category.

The information contained in this Form 8-K is being furnished to assist investors in understanding how the Corporation’s business segment results would have been presented in previously filed reports had such results been reported to reflect the segment realignment and the change in internal funds transfer pricing methodology discussed above. These revisions did not affect the Consolidated Statement of Income or Consolidated Balance Sheet. The Corporation’s First Quarter 2017 Form 10-Q and subsequent filings that include segment information will reflect these revisions.

Revised Supplemental Information to reflect the revisions discussed above is attached hereto as Exhibit 99.1. This Revised Supplemental Information is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the Revised Supplemental Information be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: March 31, 2017	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Revised Supplemental Quarterly Segment Information – 2016 Quarterly Information	Furnished herewith